                                                                 Exhibit 4(A)(i)


            STATEMENT OF RESOLUTION ESTABLISHING TWO SERIES OF SHARES

To:  The Secretary of State
     of the State of Texas

     Pursuant to the provisions of Article 2.13 of the Texas Business Corporation Act, the undersigned corporation submits the following statement for the purpose of establishing and designating two series of shares and fixing and determining the preferences, limitations and relative rights of the series:

     1. The name of the corporation is ST Acquisition Corp. (the "Company").

     2. The following resolution, establishing and designating two series of shares and fixing and determining the relative rights and preferences of such series, was duly adopted by all necessary action of the corporation on April 6, 2000.

          RESOLVED, that, pursuant to the authority vested in the Board of Directors by the Amended and Restated Articles of Incorporation of the Company, the Directors do hereby designate and authorize for issuance (i) 1,000,000 shares of the Senior Redeemable Preferred Stock, Series A, $1,000.00 liquidation preference per share, and (ii) 1,000,000 shares of the Senior Redeemable Preferred Stock, Series B, $1,000.00 liquidation preference per share, which shall have the relative rights, preferences and limitations as follows:

          (a) Designation. There is hereby created out of the authorized and unissued shares of Preferred Stock of the Company a class of Preferred Stock designated as the "Senior Redeemable Preferred Stock." The number of shares constituting such class shall be 2,000,000 and are referred to herein as the "Senior Preferred Stock." 1,000,000 shares of Senior Preferred Stock shall be designated as the "Senior Redeemable Preferred Stock, Series A," and 1,000,000 shares of the Senior Preferred Stock shall be designated as the "Senior Redeemable Preferred Stock, Series B." The liquidation preference of the Senior Preferred Stock shall be $1,000.00 per share.

          One Hundred Thousand (100,000) shares of the Series A Senior Preferred Stock shall be initially issued, with an additional 900,000 shares of Series A Senior Preferred Stock reserved for issuance in accordance with paragraph (c)(i) hereof. The Company shall issue the shares of the Series B Senior Preferred Stock to the Holders of the Series A Senior Preferred Stock as is necessary to comply with the registration and exchange provisions of the Registration Rights Agreement and for issuance in accordance with paragraph (c)(i) hereof following such exchange.
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                                      -2-


     (b) Rank. The Senior Preferred Stock shall, with respect to dividend distributions and distributions upon the liquidation, winding-up and dissolution of the Company, rank (i) senior to the extent set forth herein to all classes of common stock of the Company ("Common Stock"), and to each other class of capital stock or series of Preferred Stock hereafter established by the Board of Directors of the Company the terms of which do not expressly provide that it ranks senior to or on a parity with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to with the Common Stock of the Company as "Junior Securities"); (ii) equally with any class of capital stock or series of Preferred Stock issued by the Company hereafter established by the Board of Directors of the Company the terms of which expressly provide that such class will rank equally with the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively referred to as "Parity Securities"), provided that any such Parity Securities that were not approved by the Holders in accordance with paragraph
(f)(ii)(A) hereof (to the extent such approval is required) shall be deemed to be Junior Securities and not Parity Securities; and (iii) junior to each other class of capital stock or series of Preferred Stock issued by the Company hereafter established by the Board of Directors of the Company the terms of which expressly provide that such class or series will rank senior to the Senior Preferred Stock as to dividend distributions and distributions upon the liquidation, winding-up or dissolution of the Company (collectively, referred to as "Senior Securities"), provided that any such Senior Securities that were not approved by the Holders in accordance with paragraph (f)(ii)(B) hereof shall be deemed to be Junior Securities and not Senior Securities.

     The Senior Preferred Stock will be subject to the issuance of series of Junior Securities, Parity Securities and Senior Securities; provided that the Company may not issue any new class of Parity Securities (other than the issuance of additional shares of Senior Preferred Stock to satisfy dividend payments on outstanding shares of Senior Preferred Stock) or Senior Securities (or amend the provisions of any existing class of capital stock to make such class of capital stock Parity Securities or Senior Securities) without the approval of the Holders in accordance with paragraph f(ii) hereof.

     No full dividends may be declared or paid on any Parity Securities for any period unless full cumulative dividends shall have been or contemporaneously are declared and paid (or are deemed declared and paid) in full. If full dividends are not paid, the Senior Preferred Stock will share dividends pro rata with the Parity Securities. No dividends may be paid on any Junior Securities (except dividends on Junior Securities payable in additional shares of Junior Securities) and no Junior Securities may be repurchased, redeemed or otherwise retired (except in exchange for Junior Securities) if full cumulative dividends have not been paid in full (or deemed paid) on the Senior Preferred Stock for all full semi-annual Divi-dend Periods ended prior to the date of such payment in respect of Junior Securities as may be further restricted as provided under paragraph (k)(ii).

     (c) Dividends.

     (i) From the Issue Date, Holders of the Senior Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Company, out of funds legally available for the payment of dividends, dividends on the Senior Preferred Stock, payable semi-annually, at an initial rate per annum equal to the greater of (x) 12% or (y) LIBOR plus 700 basis points of the liquidation preference per share of Senior Preferred Stock (the "Initial Dividend Rate"). If the Senior Preferred Stock is still outstanding, the dividend rate (A) for the period from July 7, 2000 to and including October 4, 2000 will be equal to the Initial Dividend Rate plus 100 basis points, (B) for the period from October 5, 2000 to and including January 2, 2001 will be equal to the Initial Dividend Rate plus 150 basis points and (C) for the period from January 3, 2001 to and including April 7, 2001 will be equal to the Initial Dividend Rate plus 200 basis points; thereafter, the dividend rate on the Senior Preferred Stock will be fixed at a rate per annum equal to 18.00%. All dividends will accumulate on a daily basis whether or not earned or declared from the Issue Date and will be payable semi-annually in arrears on April 1 and October 1 of each year (each, a "Dividend Payment Date"), commencing on October 1, 2000, to holders of record on March 15 and September 15 immediately preceding the relevant Dividend Payment Date. Dividends will be paid by the issuance of additional shares of Senior Preferred Stock (including fractional shares) having an aggregate liquidation preference equal to the amount of such dividends. If, at any time, any of the Voting Rights Triggering Events described in clause (1) or (2) of paragraph (f)(iv) shall have occurred, the per annum dividend rate will be increased by 2% during the continuance of any such Voting Rights Triggering Event. After the date on which such Voting Rights Triggering Event ceases to exist, the dividend rate will be the rate borne by the Senior Preferred Stock.

     (ii) All dividends paid with respect to shares of the Senior Preferred Stock pursuant to paragraph (c)(i) shall be paid pro rata to the Holders entitled thereto.

     (iii) Dividends accumulating after April 1, 2005 on the Senior Preferred Stock for any past Dividend Period and dividends in connection with any optional redemption pursuant to paragraph (e)(i) may be declared and paid at any time, without reference to any Dividend Payment Date, to Holders of record on such date, not more than sixty (60) days prior to the payment thereof, as may be fixed by the Board of Directors.
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                                      -4-


     (iv) (A) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Company on any Parity Securities for any period unless full cumulative dividends have been or contemporaneously are declared and paid in full on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the date of payment of such full dividends on such Parity Securities. If any dividends are not so paid, all dividends declared upon shares of the Senior Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Senior Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accumulated dividends per share on the Senior Preferred Stock and such Parity Securities bear to each other.

     (B) So long as any share of the Senior Preferred Stock is outstanding, the Company shall not declare, pay or set apart for payment any dividend on any of the Junior Securities (other than dividends in Junior Securities to the holders of Junior Securities), or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities whether in cash, obligations or shares of the Company or other property (other than in exchange for Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Junior Securities or any such warrants, rights, calls or options (other than in exchange for Junior Securities) unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been paid in full for all full semi-annual Dividend Periods ended prior to the date of such payment in respect of Junior Securities.

     (C) So long as any share of the Senior Preferred Stock is outstanding, the Company shall not (except with respect to dividends as permitted by paragraph
(c)(iv)(A)) make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the purchase, redemption or other retirement of, any of the Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Parity Securities whether in cash, obligations or shares of the Company or other property, and shall not permit any corporation or other entity directly or indirectly controlled by the Company to purchase or redeem any of the Parity Securities or any such warrants, rights, calls or options unless full cumulative dividends determined in accordance herewith on the Senior Preferred Stock have been or contemporaneously are paid in full.

     (v) Dividends payable on the Senior Preferred Stock for any period less than a year shall be computed on the basis of a 360-day year of twelve 30-day months
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                                      -5-


and, for periods not involving a full calendar month, the actual number of days elapsed (not to exceed 30 days).

     (vi) Additional Dividends shall become due and payable with respect to the Senior Preferred Stock as set forth in the Registration Rights Agreement.

     (d) Liquidation Preference.

     (i) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company, the Holders of shares of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount in cash equal to the liquidation preference for each share outstanding, plus, without duplication, an amount in cash equal to accumulated and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding-up (including an amount equal to a prorated dividend for the period from the last Dividend Payment Date to the date fixed for liquidation, dissolution or winding-up) before any distribution shall be made or any assets distributed in respect of Junior Securities to the holders of any Junior Securities including, without limitation, Common Stock of the Company. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the amounts payable with respect to the Senior Preferred Stock and all other Parity Securities are not paid in full, the Holders of the Senior Preferred Stock and the Parity Securities will share equally and ratably in any distribution of assets of the Company first in proportion to the full liquidation preference to which each is entitled until such preferences are paid in full, and then in proportion to their respective amounts of accumulated but unpaid dividends.

     (ii) For the purposes of this paragraph (d), neither the sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation or merger of the Company with or into one or more entities shall be deemed to be a liquidation, dissolution or winding-up of the affairs of the Company.

     (e) Redemption.

     (i) Optional Redemption. (A) The Company may redeem the Senior Preferred Stock at its option, in whole at any time or in part from time to time, after the Issue Date but on or prior to April 1, 2001, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, at a redemption price in cash equal to the liquidation preference thereof, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) (including
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                                      -6-


an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date). In addition, the Company may redeem the Senior Preferred Stock at its option, in whole at any time or in part from time to time, subject to contractual and other restrictions with respect thereto, from any source of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, at the redemption prices in cash (expressed as a percentage of the liquidation preference) set forth below, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) (including an amount in cash equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption Date) if redeemed during the 12-month period beginning on April 1 of each of the years listed below:

    2005..................................................   109.000%
    2006..................................................   107.200%
    2007..................................................   105.400%
    2008..................................................   103.600%
    2009..................................................   101.800%
    2010 and thereafter...................................   100.000%

; provided that no redemption pursuant to this paragraph (e)(i)(A) shall be authorized or made unless prior thereto full accumulated and unpaid dividends (including Additional Dividends, if any) are declared and paid in full on the Senior Preferred Stock for all Dividend Periods terminating on or prior to the Redemption Date.

     (B) In the event of a redemption pursuant to paragraph (e)(i)(A) hereof of only a portion of the then outstanding shares of Senior Preferred Stock, the Company shall effect such redemption on a pro rata basis according to the number of shares held by each Holder of Senior Preferred Stock, except that the Company may redeem such shares held by Holders of fewer than ten shares (or shares held by Holders who would hold less than ten shares as a result of such redemption) as may be determined by the Company.

     (ii) Mandatory Redemption. On April 1, 2011, the Company shall redeem, to the extent of funds legally available therefor, in the manner provided for in paragraph (e)(iii) hereof, all of the shares of Senior Preferred Stock then outstanding at a redemption price equal to 100% of the liquidation preference per share, plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) per share (including an amount equal to a prorated dividend for the period from the Dividend Payment Date immediately prior to the Redemption Date to the Redemption
Date) (the "Mandatory Redemption Price").

     (iii) Procedures for Redemption. (A) At least 30 days and not more than 60 days prior to the date fixed for any redemption of the Senior Preferred Stock, written notice (the "Redemption Notice") shall be given by first-class mail, postage prepaid, to each Holder of record on the record date fixed for such redemption of the Senior Preferred Stock at such Holder's address as it appears in the register maintained by the Transfer Agent for the Senior Preferred Stock, provided that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of any shares of Senior Preferred Stock to be redeemed except as to the Holder or Holders to whom the Company has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

          (1) that the redemption is pursuant to paragraph (e)(i)(A) hereof;

          (2) the redemption price;

          (3) whether all or less than all the outstanding shares of Senior Preferred Stock are to be redeemed and the total number of shares of Senior Preferred Stock being redeemed;

          (4) the Redemption Date;

          (5) that the Holder is to surrender to the Company, in the manner, at the place or places and at the price designated, his certificate or certificates representing the shares of Senior Preferred Stock to be redeemed; and

          (6) that dividends on the shares of Senior Preferred Stock to be redeemed shall cease to accumulate on such Redemption Date unless the Company defaults in the payment of the redemption price.

     (B) Each Holder of Senior Preferred Stock shall surrender the certificate or certificates representing such shares of Senior Preferred Stock to the Company, duly endorsed (or otherwise in proper form for transfer, as determined by the Company), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the Person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

     (C) On and after the Redemption Date, unless the Company defaults in the payment in full of the applicable redemption price, dividends on Senior Preferred Stock called for redemption shall cease to accumulate on the Redemption Date, and all rights of the Holders of redeemed shares shall terminate with respect thereto on the Redemption Date, other than the right to receive the redemption price; provided, however, that if a notice of redemption shall have been given as provided in paragraph (iii)(A) above and the funds necessary for redemption (including an amount in cash in respect of all dividends that will accumulate to the Redemption Date) shall have been irrevocably deposited in trust for the equal and ratable benefit for the Holders of the shares of senior Preferred Stock to be redeemed, then, at the close of business on the Business Day on which such funds are segregated and set aside, the Holders of the shares to be redeemed shall cease to be stockholders of the Company and shall be entitled only to receive the redemption price.

     (f) Voting Rights.

          (i) The Holders of Senior Preferred Stock, except as otherwise required under Texas law or as set forth in paragraphs (ii), (iii) and (iv) below, shall not be entitled or permitted to vote on any matter required or permitted to be voted upon by the stockholders of the Company.

          (ii) (A) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class of Parity Securities without the affirmative vote or consent of Holders of at least a majority of the then outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting; provided, however, that no such vote or consent shall be necessary in connection with the issuance of additional shares of Senior Preferred Stock pursuant to the provisions of paragraph (c) of this Statement of Resolution.

          (B) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not authorize or issue any class of Senior Securities without the affirmative vote or consent of Holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (C) So long as any shares of Senior Preferred Stock are outstanding, the Company shall not amend this Statement of Resolution or its Articles of Incorporation so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of shares of Senior Preferred Stock without the affirmative vote or consent of Holders of at least a majority of the issued and outstanding shares of Senior Preferred

     Stock, voting or consenting, as the case may be, as one class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting.

          (iii) Without the affirmative vote or consent of Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting or consenting, as the case may be, as a separate class, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting, the Company shall not, in a single transaction or series of related transactions, consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to, another Person unless: (A) either (1) the Company is the continuing Person or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are sold, assigned, transferred, leased, conveyed or otherwise disposed of shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume all of the obligations of the Company under this Statement of Resolution and the obligations hereunder shall remain in full force and effect; (B) if the Company is not the surviving Person, the Senior Preferred Stock shall be converted into or exchanged for and shall become shares of such successor, transferee or resulting Person, having in respect of such successor, transferee or resulting Person the same powers, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereon, that the Senior Preferred Stock had immediately prior to such transaction; (C) immediately after giving effect to such transaction on a pro forma basis the Company or such Person could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i); and (D) immediately after giving effect to such transaction (including any Indebtedness incurred or anticipated to be incurred in connection with the transaction), no Voting Rights Triggering Event shall have occurred or be continuing.

          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of related transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          (iv) (A) If (1) the Company fails to redeem all of the then outstanding shares of Senior Preferred Stock on or before April 1, 2011 or otherwise fails to discharge any redemption obligation with respect to the Senior Preferred Stock; (2) the Company fails to make a Change of Control Offer following a Change of Control if such Change of Control Offer is required by paragraph (g) hereof or fails to purchase shares of Senior Preferred Stock from Holders who elect to have such shares purchased pursuant to the Change of Control Offer; or (3) the Company breaches or violates one of the provisions set forth in paragraph
     (k) or paragraph (f)(iii) hereof and the breach or violation continues for a period of 60 days or more after the Company receives notice thereof specifying the default from the Holders of at least 25% of the shares of Senior Preferred Stock then outstanding, then in the case of any of clauses
     (1) through (3) (each of such clauses (1) through (3) a "Voting Rights Triggering Event"), the number of directors constituting the Board of Directors shall be adjusted by the number, if any, necessary to permit the Holders of the Senior Preferred Stock, voting separately and as one class, to elect the lesser of two directors or that number of directors constituting at least 25% of the Board of Directors; provided, that, in the event more than one of the above defaults occurs, at the same or at different times, the maximum number of directors that such Holders shall be entitled to elect is the lesser of two directors and that number of directors constituting 25% of the Board of Directors. Holders of a majority of the issued and outstanding shares of Senior Preferred Stock, voting separately and as one class, shall have the exclusive right to elect the lesser of two directors or 25% of the members of the Board of Directors at a meeting therefor called upon occurrence of such Voting Rights Triggering Event, and at every subsequent meeting at which the terms of office of the directors so elected by the Holders of Senior Preferred stock expire (other than as described in (f)(iv)(B) below). The voting rights provided herein shall be the exclusive remedy at law or in equity of the Holders of the Senior Preferred Stock for any Voting Rights Triggering Event.

          (B) The right of the Holders of the Senior Preferred Stock voting together as a separate class to elect members of the Board of Directors as set forth in subparagraph (f)(iv)(A) above shall continue until such time as the failure, breach or default giving rise to such Voting Rights Triggering Event is remedied, cured or waived by the Holders of at least a majority of the shares of Senior Preferred Stock then outstanding and entitled to vote thereon, at which time (1) the special right of the Holders of Senior Preferred Stock so to vote as a class for the election of directors and (2) the term of office of the directors elected by the Holders of Senior Preferred Stock shall each terminate and the directors elected by the holders of Common Stock or Capital Stock (other than the Senior Preferred Stock) shall constitute the entire Board of Directors. At any time after voting power to elect directors shall have become vested and be continuing in the Holders of Senior Preferred Stock pursuant to paragraph (f)(iv) hereof, or if vacancies shall exist in the offices of directors elected by the Holders of Senior Preferred Stock, a proper officer of the Company may, and upon the written request of the Holders of record of at least 25% of the shares of Senior Preferred Stock then outstanding addressed to the secretary of the Company shall, call a special meeting of the Holders of Senior Preferred Stock, for the purpose of electing the directors which such Holders are entitled to elect. If such meeting shall not be called by a proper officer of the Company within 20 days after personal service of said written request upon the secretary of the Company, or within 20 days after mailing the same within the United States by certified mail, addressed to the secretary of the Company at its principal executive offices, then the Holders of record of at least 25% of the outstanding shares of Senior Preferred Stock may designate in writing one Holder to call such meeting at the expense of the Company, and such meeting may be called by the Person so designated upon the notice required for the annual meetings of stockholders of the Company and shall be held at the place for holding the annual meetings of stockholders. Any Holder of Senior Preferred Stock so designated shall have, and the Company shall provide, access to the lists of stockholders to be called pursuant to the provisions hereof.

     (C) At any meeting held for the purpose of electing directors at which the Holders of Senior Preferred Stock shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of the Holders of at least a majority of the outstanding shares of Senior Preferred Stock entitled to vote thereat shall be required to constitute a quorum of the Senior Preferred Stock.

     (D) Any vacancy occurring in the office of a director elected by the Holders of the Senior Preferred Stock may be filled by the remaining director elected by the Holders of the Senior Preferred Stock unless and until such vacancy shall be filled by the Holders of the Senior Preferred Stock.

     (v) In any case in which the Holders of the Senior Preferred Stock shall be entitled to vote pursuant to this paragraph (f) or pursuant to Texas law, each Holder of Senior Preferred Stock entitled to vote with respect to such matter shall be entitled to one vote for each share of Senior Preferred Stock held.

     (g) Change of Control.

     (i) Upon the occurrence of a Change of Control (the date of such occurrence being the "Change of Control Date"), the Company shall make an offer to purchase (the "Change of Control Offer") the outstanding shares of Senior Preferred Stock at a purchase price equal to 101% of the liquidation preference thereof plus, without duplication, an amount in cash equal to all accumulated and unpaid dividends (including Additional Dividends, if any) thereon (including an amount in cash equal to a prorated dividend for the period from the immediately preceding Dividend Payment Date to the Change of Control Payment Date).

     (ii) Within 30 days of the occurrence of a Change of Control, the Company also shall (i) cause a notice of the Change of Control to be sent at least once to the Dow Jones News Service or similar business news service in the United States and (ii) send by first-class mail, postage prepaid, to each Holder of Senior Preferred Stock, at the address appearing in the register maintained by the Transfer Agent for the Senior Preferred Stock, a notice stating:

          (1) that the Change of Control Offer is being made pursuant to this paragraph (g) and that all of the Senior Preferred Stock tendered will be accepted for payment, and otherwise subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any of the Senior Preferred Stock not tendered will continue to accumulate dividends;

          (4) that, unless the Company defaults in the payment of the Change of Control Purchase Price, any of the Senior Preferred Stock accepted for payment pursuant to the Change of Control Offer shall cease to accumulate dividends after the Change of Control Payment Date;

          (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to a Change of Control Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Company, properly endorsed for transfer together with such customary documents as the Company and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance if the Company receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the number of shares of Senior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Preferred Stock purchased;

          (7) that Holders whose Senior Preferred Stock is being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered; and

          (8) any other procedures that a Holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance.

     (iii) The Company will comply with any securities laws and regulations, to the extent such laws and regulations are applicable to the redemption of the Senior Preferred Stock in connection with a Change of Control Offer.

     (iv) On the Change of Control Payment Date, the Company shall (A) accept for payment the shares of Senior Preferred Stock validly tendered pursuant to the Change of Control Offer, (B) promptly mail to the Holders of shares so accepted the Change of Control Purchase Price therefor in cash and (C) cancel and retire each surrendered certificate and execute a new certificate representing that number of shares of Senior Preferred Stock equal to any unpurchased shares represented by a certificate surrendered. Unless the Company defaults in the payment for the shares of Senior Preferred Stock tendered pursuant to the Change of Control Offer, dividends shall cease to accumulate with respect to the shares of Senior Preferred Stock tendered and all rights of Holders of such tendered shares shall terminate, except for the right to receive payment therefor, on the Change of Control Payment Date.

     (v) If the repurchase of the Senior Preferred Stock would violate or constitute a default or be otherwise prohibited under any Indebtedness of the Company then outstanding, then, notwithstanding anything to the contrary contained above, prior to complying with the foregoing provisions, but in any event within 30 days following the date the Change of Control occurs, the Company shall, to the extent required to permit the repurchase of the Senior Preferred Stock required by this paragraph (g), either (A) repay in full all such Indebtedness (and terminate all commitments) or (B) obtain the requisite consents, if any, under such Indebtedness required to permit the repurchase of the Senior Preferred Stock required by this paragraph (g). The Company must first comply with the covenant described in the preceding sentence before it shall be required to purchase shares of Senior Preferred Stock in the event of a Change of Control; provided that the Company's failure to consummate a Change of Control Offer in accordance with the provisions of this covenant due to the covenant described in the immediately preceding sentence shall constitute a Voting Rights Triggering Event described in clause (3) of the definition of "Voting Rights Triggering Event" if not cured within 30 days of the last date on which the Company would have been required to consummate the Change of Control Offer without giving effect to the covenant described in the immediately preceding sentence.

     (h) Conversion or Exchange. The Holders of shares of Senior Preferred Stock shall not have any rights hereunder to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of Capital Stock of the Company other than as provided in the Registration Rights Agreement.

     (i) Reissuance of Senior Preferred Stock. Shares of Senior Preferred Stock that have been issued and reacquired in any manner, including shares purchased or redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of Texas) have the status of authorized and unissued shares of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock; provided that shares of Senior Preferred Stock reacquired pursuant to the exchange offer contemplated by the Registration Rights Agreement shall be reissued as Senior Preferred Stock with the series designation referred to in paragraph (a) hereof; and provided, further, that any issuance of such shares of Preferred Stock must be in compliance with the terms hereof.

     (j) Business Day. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

     (k) Certain Covenants. During any period of time that (i) the ratings assigned to the Notes (or, if the Notes are no longer outstanding, a similar debt issuance of the Company) by both of the Rating Agencies are Investment Grade Ratings and (ii) no Voting Rights Triggering Event has occurred and is continuing, the Company and its Restricted Subsidiaries will not be subject to the provisions described below under paragraphs (k)(i), (k)(ii), (k)(iii),
(k)(v) and clause (c) of paragraph (f)(iii) (collectively, the "Suspended Covenants"). In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants with respect to the Senior Preferred Stock for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraw their ratings or downgrade the ratings assigned to the Notes below the required Investment Grade Ratings, then the Company and each of its Restricted Subsidiaries (except to the extent that any such Restricted Subsidiary is not subject to such covenant pursuant to the terms thereof) will thereafter again be subject to the Suspended Covenants for the benefit of such Senior Preferred Stock and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the terms of the covenant described below under paragraph (k)(ii) as if such covenant had been in effect during the entire period of time from April 7, 2000.

     (i) Limitation on Additional Indebtedness. The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Voting Rights Triggering Event has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1 if the Indebtedness is incurred on or prior to December 31, 2001 and 2.25 to 1 if the Indebtedness is incurred thereafter.

     Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness.

     For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness which the Company and any Restricted Subsidiary are permitted to issue, the Company and such Restricted Subsidiary, as the case may be, will have the right, in the Company's sole discretion, to classify such item of Indebtedness at the time of its issuance and from time to time thereafter and will only be required to include the amount and type of such Indebtedness under the clause permitting the Indebtedness as so classified.

     (ii) Limitation on Restricted Payments. The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (1) no Voting Rights Triggering Event has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

          (2) immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under paragraph (k)(i); and

          (3) immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments made after the Issue Date does not exceed the sum of

               (a) 50% of the Company's Cumulative Consolidated Net Income (or minus 100% of any cumulative deficit in Consolidated Net Income during such period);

               (b) 100% of the aggregate Net Proceeds and the fair market value of any property or securities received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be;

               (c) without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by the Company from any equity contribution from a holder of the Company's Capital Stock, excluding any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes; and

               (d) without duplication, the sum of:

                    (i) the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other distributions;

                    (ii) the net proceeds received by the Company or any of its
               Restricted Subsidiaries from the disposition (other than to the Company or a Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause
               (3)(d)(i); and

                    (iii) upon redesignation of an Unrestricted Subsidiary as a
               Restricted Subsidiary, the fair market value of the net assets of such Subsidiary as of such date;

     provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date; and

               (e) $5.0 million.

     For purposes of determining under clause (3) above, the amount expended for Restricted Payments, cash distributed shall be valued at the face amount thereof and property other than cash shall be valued at its fair market value.

          The provisions of this covenant shall not prohibit

          (1) the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Statement of Resolution;

          (2) the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company by conversion into, or by or in exchange for, shares of Capital Stock of the Company (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

          (3) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

          (4) the repurchase, redemption or other acquisition or retirement of any shares of Disqualified Capital Stock out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Disqualified Capital Stock; provided, however, that the amounts of the redemption obligations of the Disqualified Capital Stock being issued shall not exceed the amounts of the redemption obligations of, and such Disqualified Capital Stock shall have redemption obligations no earlier than those required by, the Disqualified Capital Stock being refinanced;

          (5) the repurchase, redemption, retirement or acquisition of Capital Stock of the Company from employees or directors of the Company upon such employees' or directors' death, retirement or termination of employment or otherwise in accordance with any employment agreement, employee or director stock option plan or agreement or employee or director equity subscription agreement, in an aggregate amount not to exceed $2.0 million in any calendar year, plus the aggregate cash proceeds received by the Company during such calendar year from any issuance of such Capital Stock to employees or directors of the Company, plus the portion of such $2.0 million which remains unused at the end of the prior calendar year, but in no event to exceed $3.0 million in any calendar year; provided, that the cancellation of Indebtedness owing to the Company from employees or directors in connection with a repurchase of Capital Stock of the Company will not be deemed to constitute a Restricted Payment; and

          (6) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale.

     In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of the first paragraph above, amounts expended pursuant to clauses (1), (2) and (5) of the immediately preceding paragraph will be included in such calculation.

     (iii) Limitation on Transactions with Affiliates. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless

          (1) such Affiliate Transaction is between or among the Company and one or more of its Wholly Owned Subsidiaries; or

          (2) the terms of such Affiliate Transaction are at least as favorable as the terms which could be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

     In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.0 million which is not permitted under clause (1) above, the Company must obtain a board resolution of the Board of Directors of the Company (and approved by at least a majority of the disinterested directors) certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions which are similar or part of a common plan) involving an amount or having a fair market value in excess of $5.0 million which is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

     The foregoing provisions shall not apply to

          (1) any Restricted Payment that is not prohibited by the provisions described under paragraph (k)(ii);

          (2) fees and compensation paid to, indemnity provided on behalf of, and employee benefit arrangements for, officers, directors or employees of the Company or any Restricted Subsidiary of the Company, as determined in good faith by the Company's Board of Directors or senior management;

          (3) any transactions with and any fees paid to Laurel Hill Capital Partners LLC and its Affiliates and CIBC World Markets Corp. and its Affiliates relating to advisory, banking and investment banking services provided to the Company or any Restricted Subsidiary of the Company;

          (4) distributions to SW Acquisition, L.P. by the Company for the purpose of (a) enabling the partners of SW Acquisition, L.P. to pay their tax liabilities and (b) enabling SW Acquisition, L.P. to pay management, consulting and financial advisory fees and reimburse expenses in an amount in the case of this clause (b) not to exceed $2.0 million in the aggregate in any fiscal year;

          (5) loans or advances to employees of the Company or any Restricted Subsidiary in the ordinary course of business, but in any event not to exceed $2.0 million in the aggregate outstanding at any time;

          (6) any employment agreement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business approved in good faith by the Company's Board of Directors; or

          (7) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the holders in any material respect than the original agreement as in effect on the Issue Date.

          (iv) Limitation on Preferred Stock of Restricted Subsidiaries. The Company shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to issue any Preferred Stock (except Preferred Stock issued to the Company or a Wholly Owned Subsidiary of the Company) or permit any Person (other than the Company or a Wholly Owned Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness (other than Permitted Indebtedness) in compliance with paragraph (k)(i) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

          (v) Limitation on Asset Sales. (A) The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, consummate an Asset Sale (excluding any sale of interests in an Unrestricted Subsidiary) unless

               (1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of; and

               (2) not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash and Cash Equivalents other than in the case where the Company is undertaking a Permitted Asset Swap; provided that the following shall be deemed to be cash for purposes of this clause (2):

                    (a) any liabilities (as shown on the Company's or such
               Restricted Subsidiary's most recent balance sheet), of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Senior Preferred Stock) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

                    (b) any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion).

     (B) The Asset Sale Proceeds received by the Company or any Restricted Subsidiary may be applied to one or more of the following purposes in such combination as the Company or the applicable Restricted Subsidiary shall elect:

          (1) to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under any then existing Indebtedness of the Company or any such Restricted Subsidiary within 270 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment shall result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; and

          (2) (i) to an Investment in Property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of Capital Stock or Property of another Person) or (ii) to the cash collateralization of letters of credit or bankers acceptances designed to facilitate the purchase of property and services; provided that any cash collateral released to the Company or such Restricted Subsidiary upon the expiration of such letters of credit, bankers acceptances or other instruments or arrangements shall be deemed Asset Sale Proceeds received on the date of such release; provided, however, that in the case of clauses (i) and (ii) above, such applications of Asset Sale Proceeds must be made in compliance with paragraph (k)(x) within 270 days following the receipt of such Asset Sale Proceeds; and

          (3) to the reimbursement of the Company or any such Restricted Subsidiary within 270 days following the receipt of insurance proceeds for expenditures made, and costs incurred, to repair, rebuild, replace or restore property subject to loss, damage or taking to the extent that the Asset Sale Proceeds consist of insurance proceeds received on account of such loss, damage or taking.

     The aggregate Asset Sale Proceeds from any Asset Sale made by the Company or any of its Restricted Subsidiaries (other than any such Asset Sale Proceeds received by any Regulated Restricted Subsidiary that are not paid as a dividend to the Company) that have not been applied in accordance with the preceding paragraph, and that have not yet been the basis for an Excess Proceeds Offer in accordance with the following paragraph, are referred to herein as "Available Asset Sale Proceeds."

     If the Available Asset Sale Proceeds exceed $10.0 million, the Company or such Restricted Subsidiary, as the case may be, must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Senior Preferred Stock, at a purchase price in cash equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends, if any, to the purchase date (an "Excess Proceeds Offer").

     (C) If the Company is required to make an Excess Proceeds Offer, the Company shall mail, within 30 days following the date specified in clause (B)(2) above, a notice to the Holders. Such notice shall be sent by first-class mail, postage prepaid, to the Transfer Agent and to each Holder, at the address appearing in the register maintained by the Transfer Agent, and shall state:

          (1) that the Excess Proceeds Offer is being made by the Company or such Restricted Subsidiary pursuant to this paragraph (k)(v);

          (2) that such Holders have the right to require the Company or such Restricted Subsidiary to apply the Available Asset Sale Proceeds to repurchase such Senior Preferred Stock at a purchase price in cash equal to 100% of the liquidation preference thereof plus accumulated and unpaid dividends, if any, to the purchase date which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed (the "Excess Proceeds Payment Date");

          (3) that any share of Senior Preferred Stock not tendered or accepted for payment will continue to accumulate dividends;

          (4) that any Senior Preferred Stock accepted for payment pursuant to the Excess Proceeds Offer shall cease to accumulate dividends after the Excess Proceeds Payment Date;

          (5) that Holders accepting the offer to have their Senior Preferred Stock purchased pursuant to an Excess Proceeds Offer will be required to surrender their certificates representing the Senior Preferred Stock to the Company, properly endorsed for transfer together with such customary documents as the Company and the transfer agent may reasonably require, in the manner and at the address specified in the notice prior to the close of business on the Business Day preceding the Excess Proceeds Payment Date;

          (6) that Holders will be entitled to withdraw their acceptance of the Excess Proceeds Offer if the Company receives, not later than the close of business on the third Business Day preceding the Excess Proceeds Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Senior Preferred Stock delivered for purchase, and a statement that such Holder is withdrawing his election to have such Senior Preferred Stock purchased;

          (7) that if the aggregate liquidation preference of Senior Preferred Stock surrendered by Holders exceeds the amount of Excess Proceeds, Company shall select the Senior Preferred Stock to be purchased on a pro rata basis;

          (8) that Holders whose shares of Senior Preferred Stock are being purchased only in part will be issued new certificates representing the number of shares of Senior Preferred Stock equal to the unpurchased portion of the certificates surrendered;

          (9) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the purchase of such Senior Preferred Stock; and

          (10) any other procedures that a Holder must follow to accept an Excess Proceeds Offer or effect withdrawal of such acceptance.

     On the Excess Proceeds Payment Date, the Company or such Restricted Subsidiary shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, Senior Preferred Stock or portions thereof tendered pursuant to the Excess Proceeds Offer. The Company shall promptly mail to each Holder so accepted payment in an amount equal to the purchase price for such Senior Preferred Stock, and the Company shall execute and issue to such Holder a new Senior Preferred Stock certificate equal in liquidation preference to any unpurchased portion of the Senior Preferred Stock surrendered.

     If an Excess Proceeds Offer is not fully subscribed, the Company or such Restricted Subsidiary may retain the portion of the Available Asset Proceeds not required to repurchase Senior Preferred Stock.

     (D) In the event of the transfer of substantially all of the Property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under paragraph (f)(iii), the successor Person shall be deemed to have sold the Properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this paragraph
(k)(v), and shall comply with the provisions of this paragraph (k)(v) with respect to such deemed sale as if it were an Asset Sale.

     (E) The Company and any such Restricted Subsidiary shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Senior Preferred Stock pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this paragraph (k)(v), the Company or such Restricted Subsidiary shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this paragraph (k)(v) by virtue thereof.

     (vi) Limitation on Liens. The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any Property or asset of the Company or any of its Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary of the Company which owns Property or assets, now owned or hereafter acquired.

     (vii) Limitation on Capital Stock of Restricted Subsidiaries. The Company shall not

          (1) sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

          (2) permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Wholly Owned Subsidiary of the Company.

     The foregoing restrictions shall not apply to (i) an Asset Sale made in compliance with paragraph (k)(v) (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with paragraph (k)(ii)), (ii) the issuance of Preferred Stock in compliance with paragraph (k)(iv) or (iii) if, immediately after giving effect to such issuance, sale or other disposition, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect thereto would have been permitted to be made under paragraph (k)(ii) if made on the date of such issuance, sale or other disposition.

     (viii) Limitation on Transfer of Assets to Certain Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, sell, convey, transfer, lease or otherwise dispose of any of its assets or property to any Subsidiary that is not a Wholly Owned Subsidiary.

     (ix) Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to

          (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary of the Company

               (a) on its Capital Stock or

               (b) with respect to any other interest or participation in, or measured by, its profits;

               (2) repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary of the Company;

               (3) make loans or advances or capital contributions to the Company or any of its Restricted Subsidiaries; or

               (4) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of

               (1) encumbrances or restrictions existing or entered into on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the

          Issue Date, including, without limitation, the stipulation agreements entered into with the hearings held by the New Mexico Public Regulation Commission and the Public Utility Commission of Texas, the restrictions to be included in the amended and restated articles of incorporation of TNP Enterprises, Inc. and the Texas-New Mexico Public Regulation Commission that will become effective on the date of the closing of the Merger, and any amendments, extensions or renewals thereof that are no more restrictive in any material respect with regard to the interests of the holders of Senior Preferred Stock than the restrictions and encumbrances in effect on the Issue Date;

               (2) any instrument governing Indebtedness of Regulated Restricted Subsidiaries; provided that such restrictions or encumbrances are no more restrictive in the aggregate than those contained in the instruments governing Indebtedness of Regulated Restricted Subsidiaries on the Issue Date;

               (3) any instrument governing Indebtedness of any Restricted Subsidiary that was a Regulated Restricted Subsidiary at any time after such Restricted Subsidiary ceases to be a Regulated Restricted Subsidiary, to the extent and in the manner such encumbrances and restrictions are in effect on the date such Restricted Subsidiary ceases to be a Regulated Restricted Subsidiary; provided that such encumbrances and restrictions (together with encumbrances and restrictions that apply to all Regulated Restricted Subsidiaries and Restricted Subsidiaries that were Regulated Restricted Subsidiaries) are no more restrictive in the aggregate than those contained in the instruments governing Indebtedness of Regulated Restricted Subsidiaries on the Issue Date;

               (4) financial maintenance covenants;

               (5) the Indenture and the Notes;

               (6) applicable law or regulation;

               (7) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

               (8) customary net worth or non-assignment provisions in leases or other agreements entered into in the ordinary course of business and consistent with past practices;

               (9) Refinancing Indebtedness; provided that such restrictions, including restricted payment baskets, are no more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

               (10) customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

               (11) customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

               (12) the Senior Preferred Stock; or

               (13) any preferred stock that refinances the Senior Preferred Stock; provided that such restrictions, including restricted payment baskets, are no more restrictive than those that apply to the Senior Preferred Stock.

     (x) Limitation on Conduct of Business. The Company and its Restricted Subsidiaries shall not engage in any businesses which are not the same, similar, ancillary or related to the businesses in which the Company and its Restricted Subsidiaries are engaged in on the Issue Date. No Regulated Restricted Subsidiary will own any capital stock of any Restricted Subsidiary that is not a Regulated Restricted Subsidiary.

     (xi) Limitation on Sale and Lease-Back Transactions. The Company shall not, and shall not permit any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary) to, enter into any Sale and Lease-Back Transaction; provided that the Company may enter into a Sale and Lease-Back Transaction if:

          (1) the Company could have

               (a) incurred Indebtedness (other than Permitted Indebtedness) in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under paragraph (k)(i); and

               (b) incurred a Lien to secure such Indebtedness pursuant to paragraph (k)(vii);

          (2) the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the Property sold; and

          (3) the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with paragraph (k)(iv).

     (xii) Payments for Consent. The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of Senior Preferred Stock for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Statement of Resolution or the Senior Preferred Stock unless such consideration is offered to be paid or agreed to be paid to all holders of Senior Preferred Stock that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or amendment.

     (xiii) Reports. Whether or not required by the SEC, so long as any shares of Senior Preferred Stock are outstanding, the Company shall furnish to the holders of Senior Preferred Stock, within 15 days of the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports.

     If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in a management's discussion and analysis of financial condition and results of operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

                  In addition, whether or not required by the SEC, the Company shall file a copy of all of the information and reports referred to in clauses
(1) and (2) above with the SEC for public availability within 15 days of the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. The Company shall also furnish to holders of Senior Pre-ferred Stock and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (l) Definitions. As used in this Statement of Resolution, the following terms shall have the following meanings (with terms defined in the singular having comparable meanings when used in the plural and vice versa), unless the context otherwise requires:

     "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

     "Additional Dividends" has the meaning set forth in the Registration Rights Agreement.

     "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under paragraph
(k)(iii) beneficial ownership of at least 10% of the voting securities of a Person, either directly or indirectly, will be deemed to be control.

     "Articles of Incorporation" means the Amended and Restated Articles of Incorporation of the Company.

     "Asset Acquisition" means

          (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person becomes a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or is merged with or into the Company or any Restricted Subsidiary of the Company; or

          (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any sale and lease-back transaction), other than to the Company or any of its Wholly Owned Subsidiaries, in any single transaction or series of related transactions of

          (1) any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

          (2) any other property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales do not include

          (1) a transaction or series of related transactions that involves assets having a fair market value or for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $1.0 million;

          (2) sales of inventory and vehicles in the ordinary course of business and consistent with past practices;

          (3) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under paragraph (f)(iii);

          (4) a disposition of obsolete, worn-out, damaged or otherwise unsuitable or unnecessary equipment or other obsolete assets;

          (5) dispositions with respect to sales of excess energy, capacity and rights of use in the Company's distribution network in the ordinary course of the electricity transmission and distribution business and the electricity generation business;

          (6) a sale-leaseback of assets within one year of the acquisition of such assets; and

          (7) a transaction or series of transactions that results in a Change of Control.

          "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1) cash received by the Company or any Restricted Subsidiary of the Company from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after

               (a) provision for all income or other taxes measured by or resulting from such Asset Sale,

               (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

               (c) provision for minority interest holders in any Restricted Subsidiary of the Company as a result of such Asset Sale,

               (d) repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

               (e) deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary of the Company as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (2) promissory notes and other noncash consideration received by the Company or any Restricted Subsidiary of the Company from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or noncash consideration into cash.

     "Attributable Indebtedness" in respect of a sale and lease-back transaction means, as at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with
GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and lease-back transaction (including any period for which such lease has been extended).

     "Available Asset Sale Proceeds" shall have the meaning provided in paragraph (k)(v)(B).

     "Board of Directors" means, as to any Person, the board of directors of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner (or, if there is more than one general partner of such person, the general partner or general partners which may take the applicable action pursuant to the partnership agreement of such Person) of such Person or, if such Person is a limited liability company, the board of managers of such company) or similar governing body or any duly authorized committee thereof.

     "Business Day" means a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday or other day on which (i) commercial banks in The City of New York are authorized or required by law to close or (ii) the New York Stock Exchange is not open for trading.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing.

     "Capitalized Lease Obligations" means with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness will be the capitalized amount of such obligations determined in accordance with GAAP.

     "Cash Equivalents" means

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through
     (5) above.

     A "Change of Control" of the Company will be deemed to have occurred at such time as

          (1) any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), other than a Permitted Holder, becomes the beneficial owner (as defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act, except that a Person will be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of more than 50% of the total voting power of the Company's Capital Stock;

          (2) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or TNMP to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the Indenture);

          (3) there is consummated any consolidation or merger of the Company or TNMP in which the Company or TNMP, as the case may be, is not the continuing or surviving Person or pursuant to which the Common Stock of the Company or TNMP, as the case may be, would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the holders of the Capital Stock of the Company outstanding immediately prior to the consolidation or merger hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

          (4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company or TNMP (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company or TNMP, as the case may be, has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company or TNMP, as the case may be, then in office;

          (5) the approval by the holders of Capital Stock of the Company or TNMP of any plan or proposal for the liquidation or dissolution of the Company or TNMP, as the case may be (whether or not otherwise in compliance with the provisions of the Indenture); or

          (6) any order, judgment or decree shall be entered against the Company or TNMP decreeing the dissolution or split-up of the Company or TNMP, as the case may be; provided that any sale, assignment, conveyance, transfer or other disposition of TNMP's assets to another Restricted Subsidiary in connection with the Company's compliance with Texas Senate Bill 7 shall not be deemed to be a Change of Control hereunder.

          "Change of Control Date" shall have the meaning provided in paragraph
     (h)(i).

          "Change of Control Offer" shall have the meaning provided in paragraph
     (h)(i).

          "Change of Control Payment Date" shall have the meanings provided in paragraph (h)(ii).

          "Common Stock" of any Person means all Capital Stock of such Person that is generally ntitled to

          (1) vote in the election of directors of such Person; or

          (2) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

     "Company" shall have the meanings provided in the first paragraph of this Statement of Resolution.

     "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limita-tion of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period.

     If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio,"

          (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2) if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

     "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of

     (1) Consolidated Interest Expense, plus

     (2) the product of


               (a) the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period times

               (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

     "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to,

          (1) imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

          (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (3) the net payment obligations associated with Hedging Obligations;

          (4) amortization of financing fees and expenses and the write-off of deferred financing costs;

          (5) the interest portion of any deferred payment obligation;

          (6) amortization of discount or premium, if any;

          (7) all non-cash interest expense (other than interest amortized to cost of sales);

          (8) all capitalized interest for such period; and

          (9) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

     "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that

          (1) the portion of Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

          (2) the Net Income of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of, and for only the period of time that, such restriction or limitation actually prohibits the payment of such dividends or the making of such other distributions;

          (3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4) any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

          (5) extraordinary gains and losses will be excluded;

          (6) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded; and

          (7) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded.

     "Cumulative Consolidated Net Income" means, with respect to any Person, as of any date of determination, the Consolidated Net Income of such Person from April 1, 2000 to the end of such Person's must recently ended full fiscal quarter prior to such date, taken as a single accounting period.

     "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the mandatory redemption date of the Senior Preferred Stock, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person under the terms of such Preferred Stock, by agreement or otherwise, such Person is obligated to pay current dividends or distributions in cash during the period prior to the mandatory redemption date of the Senior Preferred Stock; provided, however, that Preferred Stock of a Person that is issued with the benefit of provisions requiring a change of control offer to be made for such Preferred Stock in the event of a change of control of such Person which provisions have substantially the same effect as the provisions described under paragraph (h) above, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions. Without limitation of the foregoing, Disqualified Capital Stock shall be deemed to include (i) any Preferred Stock of a Restricted Subsidiary of any Person and (ii) any Senior Securities and Parity Securities.

     "Dividend Payment Date" shall have the meaning provided in paragraph
(c)(i).

     "Dividend Period" means the Initial Dividend Period, and, thereafter, each semi-annual period from a Dividend Payment Date to the next following Dividend Payment Date (but without including such Dividend Payment Date).

     "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to

          (1) the sum of

               (a) Consolidated Net Income for such period, plus

               (b) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

               (c) Consolidated Interest Expense for such period, plus

               (d) depreciation for such period on a consolidated basis, plus

               (e) amortization of intangibles for such period on a consolidated basis, plus

               (f) any other non-cash items reducing Consolidated Net Income for such period, other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period; minus

          (2) all non-cash items increasing Consolidated Net Income (other than any non-cash items that were accrued in the ordinary course of business) for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person will be included only

          (1) if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

          (2) if the cash income derived from such Investment is attributable to Cash Equivalents.

     "Excess Proceeds Offer" shall have the meaning provided in paragraph
(k)(v)(B).

     "Excess Proceeds Payment Date" shall have the meaning provided in paragraph
(k)(v)(C)(2).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of such Board of Directors.

     "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

     "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity, electricity or fuel prices, interest rates or currency exchange rates.

     "Holder" means a holder of shares of Senior Preferred Stock as reflected in the register maintained by the Transfer Agent for the Senior Preferred Stock.

     "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an incurrence of such Indebtedness.

     "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, which is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included

          (1) any Capitalized Lease Obligations of such Person;

          (2) obligations secured by a lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

          (3) guarantees of (or obligations with respect to letters of credit supporting) items of other Persons which would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4) all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5) Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under paragraph (k)(iv); and

          (6) hedging obligations of any such Person applicable to any of the foregoing (if and to the extent such hedging obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with
     GAAP).

     The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

          (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the principal amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP; and

          (2) Indebtedness will not include

               (a) any liability for federal, state, local or other taxes, and

               (b) any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

     "Indenture" means the indenture governing the Notes.

     "Independent Financial Advisor" means an investment banking firm of national reputation in the United States

          (1) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company, and

          (2) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

Notwithstanding the foregoing, CIBC World Markets Corp. and its Affiliates shall be deemed to be Independent Financial Advisors.

     "Initial Dividend Period" means the dividend period commencing on the Issue Date and ending on the first Dividend Payment Date to occur thereafter.

     "Investment Grade Rating" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's Investors Service, Inc. (or any successor to the rating agency business thereof) and Standard & Poor's Ratings Service, a division of McGraw Hill, Inc. (or any successor to the rating agency business thereof), respectively.

     "Investments" means, with respect of any Person, directly or indirectly, any advance, account receivable (other than an account receivable arising in the ordinary course of business of such Person), loan or capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others or otherwise), the purchase of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities of, the acquisition, by purchase or otherwise, of all or substantially all of the business or assets or stock or other evidence of beneficial ownership of, any Person or the making of any investment in any Person. Investments exclude

          (1) extensions of trade credit on commercially reasonable terms in accordance with normal trade practices of such Person; and

          (2) the repurchase of securities of any Person by such Person.

For the purposes of the paragraph (k)(ii) covenant, (1) "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date and (2) the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount re-turned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, 100% of the outstanding Common Stock of such Restricted Subsidiary, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

     "Issue Date" means April 7, 2000.

     "Junior Securities" shall have the meaning provided in paragraph (b).

     "LIBOR" means the rate determined on the basis of the offered rates for deposits in U.S. Dollars for a period of three months which appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Issue Date. If at least two rates appear on the Reuters Screen LIBO Page, LIBOR will be the arithmetic mean of such rates rounded upwards, if necessary, to the nearest 1/16 of 1%. If fewer than two rates appear on the Reuters Screen LIBO Page, then LIBOR shall equal the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in U.S. Dollars for a period of three months are offered by CIBC World Markets Corp. or its designee at approximately 11:00 a.m., London time, on the Issue Date to first class banks in the London interbank market.

     "Lien" means, with respect to any Property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority, or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such Property or assets (including without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Mandatory Redemption Price" shall have the meaning provided in paragraph
(e)(ii).

     "Merger" means the merger of ST Acquisition Corp. with and into TNP Enterprises, Inc. with TNP Enterprises, Inc. as the survivor of the merger.

     "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

     "Net Proceeds" means

          (1) in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

          (2) in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company which is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares and less all expenses incurred by such Person in connection therewith); and

          (3) in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

     "NMPRC" means the New Mexico Public Regulation Commission.

     "Notes" means $275.0 million aggregate principal amount of 10.25% senior subordinated notes due 2010 of the Company issued on the Issue Date pursuant to the Indenture and any exchange notes issued pursuant to the registration rights agreement relating thereto.

     "Parity Securities" shall have the meaning provided in paragraph (b).

     "Permitted Asset Swap" means, with respect to any Person, the substantially concurrent exchange of assets of such Person for assets of another Person which are useful to the business of such aforementioned Person.

     "Permitted Holders" means Laurel Hill Capital Partners LLC, Caravelle Investment Fund, L.L.C., CIBC WG Argosy Merchant Fund 2, L.L.C., Co-Investment Merchant

Fund 3, L.L.C., Continental Casualty Company and their respective affiliates, other than their portfolio companies.

     "Permitted Indebtedness" means:

          (1) Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $185.0 million at any time outstanding less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

          (2) Indebtedness under the Notes and the Indenture;

          (3) Indebtedness not covered by any other clause of this definition which is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (4) Indebtedness of the Company to any Wholly Owned Subsidiary and Indebtedness of any Wholly Owned Subsidiary to the Company or another Wholly Owned Subsidiary;

          (5) Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed $10.0 million at any one time outstanding;

          (6) Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business;

          (7) the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to

               (a) interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates and

               (b) currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (8) Indebtedness of a Restricted Subsidiary (other than any Regulated Restricted Subsidiary) of the Company assumed by the Company to the extent such Indebtedness was permitted to be incurred by such Restricted Subsidiary at the time of incurrence thereof;

          (9) Refinancing Indebtedness;

          (10) Indebtedness arising from agreements of the Company or a Restricted Subsidiary of the Company providing for indemnification, adjustment of purchase price, earn out or other similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Restricted Subsidiary of the Company, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

          (11) Indebtedness consisting of performance and other similar bonds and reimbursement obligations incurred by the Company in the ordinary course of business securing the performance of contractual, franchise, license or other obligations of the Company or a Restricted Subsidiary;

          (12) Indebtedness of a Receivables Subsidiary that is not recourse to the Company or any other Restricted Subsidiary (other than with respect to Standard Securitization Undertakings) in connection with a Qualified Receivables Transaction;

          (13) Indebtedness of the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to bankers' acceptances and letters of credit issued in the ordinary course of business in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims; provided, however, that obligations arising upon the drawing of such letters of credit or the incurrence of such Indebtedness are reimbursed within 30 days following such drawing or incurrence;

          (14) the accrual of interest, the issuance of additional Indebtedness in the form of additional promissory notes or otherwise in lieu of the payment of cash interest and the accretion of accreted value; and

          (15) additional Indebtedness of the Company and its Restricted Subsidiaries (other than its Regulated Restricted Subsidiaries) not to exceed $25.0 million in aggregate principal amount at any one time outstanding (which may be, but shall not be required to be, in the form of additional Indebtedness under the Senior Credit Facility).

     "Permitted Investments" means Investments made on or after the Issue Date consisting of

          (1) Investments by the Company, or by a Restricted Subsidiary thereof, in the Company or a Wholly Owned Subsidiary;

          (2) Investments by the Company, or by a Restricted Subsidiary thereof, in a Person, if as a result of such Investment

               (a) such Person becomes a Wholly Owned Subsidiary of the Company or

               (b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly Owned Subsidiary thereof;

          (3) Investments in cash and Cash Equivalents;

          (4) reasonable and customary loans made to employees not to exceed $2.0 million in the aggregate at any one time outstanding;

          (5) an Investment that is made by the Company or a Restricted Subsidiary thereof in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under paragraph f(iii);

          (6) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7) Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

          (8) any Investment solely in exchange for the issuance of equity interests (other than Disqualified Capital Stock) of the Company;

          (9) any Investment constituting Permitted Securities of a Person issued in exchange for trade or other claims against such Person in connection with a financial reorganization or restructuring of such Person or as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment in default;

          (10) the contribution by the Company of any portion or all of the undeveloped sites located on the 2,700 acres adjacent to TNP One to any Person in exchange for an equity interest in such Person; provided that such Person may not be a Subsidiary of the Company; and

          (11) additional Investments not to exceed $10.0 million at any one time outstanding.

     "Permitted Liens" means

          (1) Liens on Property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any of its Restricted Subsidiaries; provided that such Liens

               (a) are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any of its Restricted Subsidiaries, and

               (b) do not extend to or cover any Property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Company or any of its Restricted Subsidiaries;

          (2) Liens securing Indebtedness which Indebtedness is outstanding on the Issue Date or incurred in compliance with paragraph (k)(i);

          (3) Liens existing on the Issue Date;

          (4) Liens securing the Notes and Liens in favor of the trustee under the Indenture or the Transfer Agent and any Lien granted in respect of amounts owed to such trustee or to any trustee or similar institution under any indenture for Indebtedness permitted under the Indenture or to the Transfer Agent;

          (5) Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any Property, asset, Capital Stock or Indebtedness other than the Property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

          (6) Liens in favor of the Company or any of its Restricted Subsidiaries (other than any Regulated Restricted Subsidiary);

          (7) Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Statement of Resolution; provided that

               (a) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the Property or asset to which such Purchase Money Indebtedness relates,

               (b) such Lien does not extend to or cover any Property or asset other than such item of Property or asset and any improvements on such Property or asset, and

               (c) such Lien is created at the time of such acquisition or within 100 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

          (8) statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens imposed by law arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP have been made therefor;

          (9) Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

          (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (5) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any Property other than that subject to the underlying lease;

          (11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (12) Liens incurred on deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance, completion and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or to secure obligations arising from statutory, regulatory, contractual or warranty requirements;

          (13) judgment Liens so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (14) Liens relating to Hedging Obligations;

          (15) Liens in favor of the Company securing intercompany Indebtedness issued by any Restricted Subsidiary to the Company;

          (16) Liens securing reimbursement obligations with respect to letters of credit incurred in the ordinary course which encumber documents and other property relating to such letters of credit and the products and proceeds thereof; provided, the Indebtedness represented thereby is permitted under the Inden ture;

          (17) Liens on Capital Stock of Unrestricted Subsidiaries;

          (18) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $1.0 million in the aggregate at any one time outstanding;

          (19) any extensions, substitutions, replacements or renewals of the foregoing; and

          (20) Liens permitted under the Notes and the Indenture.

     "Permitted Securities" means equity securities or debt securities of the Company as reorganized or readjusted or securities of the Company or any other company, trust, corporation or partnership provided for by a plan of reorganization or readjustment.

     "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

     "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

     "Property" of any Person means all types of real, personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent consolidated balance sheet of such Person and its Subsidiaries under GAAP.

     "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock.

     "PUCT" means the Public Utility Commission of Texas.

     "Purchase Agreement" means the purchase agreement dated April 7, 2000 among the Company, CIBC Inc., CIBC World Markets Corp., Chase Securities Inc., Continental Casualty Company and Laurel Hill Capital Partners LLC.

     "Purchase Money Indebtedness" means Indebtedness of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

     "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any Restricted Subsidiary pursuant to which the Company or any Restricted Subsidiary may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by the Company or any Restricted Subsidiary) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any Restricted Subsidiary and any asset related thereto, including, without limitation, all collateral securing the accounts receivable, all contracts and all guarantees or other obligations in respect of the accounts receivable, proceeds of the accounts receivable and other assets which are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving accounts receivable. In addition, "Qualified Receivables Transaction" shall include any financing transaction by the Company or any Restricted Subsidiary under Chapter 39, Subchapter G of the Texas Public Utility Regulatory Act or any analogous law which the Company or such Restricted Subsidiary is subject to.

     "Rating Agencies" means Standard & Poor's Ratings Service, a division of McGraw Hill, Inc., and Moody's Investors Service, Inc. or any successor to the respective rating agency businesses thereof.

     "Receivables Subsidiary" means a Wholly Owned Subsidiary of the Company which engages in no activities other than in connection with the financing of accounts receivable and which is designated by a board resolution of the Board of Directors of the Company (as provided below) as a Receivables Subsidiary:

          (1) has no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which

               (a) is guaranteed by the Company or any other Restricted Subsidiary (excluding guarantees of obligations pursuant to Standard Securitization Undertakings),

               (b) is recourse to or obligates the Company or any other Restricted Subsidiary in any way other than pursuant to Standard Securitization Undertakings, or

               (c) subjects any property or asset of the Company or any other Restricted Subsidiary, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (2) with which neither the Company nor any other Restricted Subsidiary of the Company has any material contract, agreement, arrangement or understanding (except in connection with a Qualified Receivables Transaction) other than on terms no less favorable to the Company or such other Restricted Subsidiary of the Company than those that might be obtained at the time from persons that are not Affiliates of the Company, other than fees payable in the ordinary course of business in connection with servicing accounts receivable; and

          (3) to which neither the Company nor any Restricted Subsidiary of the Company has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results.

     "Redeemable Dividend" means, for any dividend or distribution paid in cash with regard to Preferred Stock, the quotient of the dividend or distribution divided by the difference between one and the maximum statutory federal income tax rate (expressed as a decimal number between 1 and 0) then applicable to the issuer of such Preferred Stock.

     "Redemption Date", with respect to any shares of Senior Preferred Stock, means the date on which such shares of Senior Preferred Stock are redeemed by the Company.

     "Redemption Notice" shall have the meaning provided in paragraph (e)(iii).

     "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends any Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of the Indenture, but only to the extent that

          (1) the Refinancing Indebtedness is scheduled to mature either

               (a) no earlier than the Indebtedness being refunded, refinanced or extended, or

               (b) after the mandatory redemption date of the Senior Preferred Stock;

          (2) such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of

               (a) the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

               (b) the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

               (c) the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (3) such Refinancing Indebtedness is incurred by the same Person (or its successor) that initially incurred the Indebtedness being refunded, refinanced or extended.

     "Registration Rights Agreement" means the registration rights agreement dated April 7, 2000 among the Company, CIBC Inc.,
CIBC World Markets Corp., Chase Securities Inc., Continental Casualty Company and Laurel Hill Capital Partners LLC.

     "Regulated Restricted Subsidiary" means a Restricted Subsidiary that is regulated or certified by the PUCT or the NMPRC or any successor thereto or any analogous regulatory body of any state of the United States or the District of Columbia.

     "Restricted Payment" means any of the following:

          (1) the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions in respect of Senior Securities of the Company, (b) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (c) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary of the Company);

          (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than (a) Senior Securities of the Company and (b) Capital Stock owned by the Company or a Wholly Owned Subsidiary of the Company, excluding Disqualified Capital Stock) or any option, warrants or other rights to purchase such Capital Stock;

          (3) the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (4) any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Subsidiary on the date of designation); and

          (5) the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or a Restricted Subsidiary of the Company.

     "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action),

          (1) the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to paragraph
     (k)(i); and

          (2) no Voting Rights Triggering Event has occurred and is continuing or results therefrom.

     "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of the Company of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Senior Credit Facility" means the Credit Agreement dated as of April 7, 2000, among ST Acquisition Corp., whose rights and obligations thereunder will be assumed by the Company upon consummation of the Merger, the lenders party thereto in their capacities as lenders thereunder, Canadian Imperial Bank of Commerce, as administrative agent, and CIBC World Markets Corp. and Chase Securities Inc., as co-arrangers and co-book managers, together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (provided that such increase in borrowings is permitted under paragraph (k)(i)) or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

     "Senior Preferred Stock" shall have the meaning provided in paragraph (a).

     "Senior Securities" shall have the meaning provided in paragraph (b).

     "Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Company or any Restricted Subsidiary of the Company which are reasonably customary in an accounts receivable securitization transaction.

     "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now existing or hereafter organized or acquired,

          (1) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contin-gency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

     "Suspended Covenants" shall have the meaning provided in paragraph (k).

     "Texas Senate Bill 7" means Senate Bill 7 of the State of Texas signed in June 1999 by Texas Governor George W. Bush which implements competition in Texas retail electric markets.

     "TIA" shall have the meaning provided in paragraph (g)(i).

     "TNMP" means the Texas-New Mexico Power Company, a Texas corporation.

     "Transactions" shall have the meaning provided to such term in the Purchase Agreement.

     "Unrestricted Subsidiary" means

          (1) any Subsidiary of an Unrestricted Subsidiary; and

          (2) any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a board resolution of the Board of Directors of the Company;

          provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if

          (a) such designation is in compliance with paragraph (k)(ii); and

          (b) neither the Company nor any Restricted Subsidiary will at any time

               (i) provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

               (ii) be directly or indirectly liable for any Indebtedness of such Subsidiary or

               (iii) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent

          (i) that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to paragraph (k)(i) and

          (ii) the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under paragraph (k)(ii).

     "Wholly Owned Subsidiary" means any Restricted Subsidiary, all of the outstanding voting securities (other than directors' qualifying shares and, in the case of TNMP, other than shares of preferred stock outstanding on the Issue
Date) of which are owned, directly or indirectly, by the Company.

     IN WITNESS WHEREOF, said ST Acquisition Corp. has caused this Statement of Resolution to be signed by _________, its _______, this 7th day of April, 2000.


                                        ST ACQUISITION CORP.


                                        By:
                                             ----------------------------
                                             Name:
                                             Title: